Exhibit 10.3
Execution Version

Dated December 21th, 2017

entered into by and among,

ESTRE AMBIENTAL S.A.,

ROAD PARTICIPAÇÕES LTDA.,

ANGRA INFRA MULTIESTRATÉGIA FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES

and, as intervening parties,

WILSON QUINTELLA FILHO,

GISELE MARA DE MORAES,

BTG PACTUAL PRINCIPAL INVESTMENTS FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES,

FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES TURQUESA,

IRON FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES,

BOULEVARD ACQUISITION CORP II CAYMAN HOLDING COMPANY,

and,

BOULEVARD ACQUISITION CORP. II

SHARE PUT OPTION AGREEMENT AND OTHER COVENANTS

Table of Contents

1	Definitions	4

2	Put Option Right	4

3	Payment of Total Put Option Amount	8

4	Payment Obligations and Collateral	8

5	Conditions Precedent and Termination	9

6	Other Covenants	10

7	Notices	12

8	Governing Law and Dispute Resolution	14

9	Miscellaneous	15

Table of Exhibits

Exhibit A Definitions

Exhibit B Form of the Put Option Amount Notice

Exhibit C Form of Notice to Angra

Exhibit D Formula for Calculation of the Base Put Option Amount

Exhibit E Form of the Fiduciary Lien Agreement

Exhibit F Formula for calculation of the number of Estre Shares subject to the Fiduciary Lien

Exhibit G Form of the Joinder Agreement to the Share Put Option Agreement

Exhibit H Exhibit C of the Amended BCA

SHARE PUT OPTION AGREEMENT

This Share Put Option Agreement (this “Agreement”), is made and entered into as of December 21th, 2017, by and among:

(1)
ESTRE AMBIENTAL S.A., a corporation (sociedade anônima) organized under the laws of Brazil (sociedade anônima) with headquarters in the City of São Paulo, State of São Paulo, at Avenida Juscelino Kubitschek, No. 1830, Tower I, 3rd floor, Itaim Bibi, enrolled with the National Corporate Taxpayers’ Registry of the Ministry of Finance (“CNPJ/MF”) under No. 03.147.393/0001-59, herein represented in accordance with its articles of association (“Estre”);

(2)
ROAD PARTICIPAÇÕES LTDA., a company (sociedade limitada) organized under the laws of Brazil, with headquarters in the City of São Paulo, State of São Paulo, at Rua Fradique Coutinho, No. 1,267, Floor T, room 7, Box V002, enrolled with the CNPJ/MF under No. 29.274.519/0001-40, herein represented in accordance with its articles of association (“BR Holdco”);

(3)
ANGRA INFRA MULTIESTRATÉGIA FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES, an equity investment fund (fundo de investimento em participações), incorporated as a closed-end fund under the laws of Brazil, enrolled with the CNPJ/MF under the No. 07.715.713/0001-80, herein represented by its manager Angra Infraestrutura Gestão de Informações e Investimentos Ltda., headquartered at Avenida Dr. Cardoso de Melo, No. 1,308, 6th Floor, enrolled with the CNPJ/MF under the No. 07.396.813/0001-91, represented herein by its undersigned legal representative (“Angra” and jointly with Estre and BR Holdco herein referred as “Parties”, each a “Party”);

And, as intervening parties:

(4)
WILSON QUINTELLA FILHO Brazilian, married, economist, bearer of the Identity Card RG No. 6.894.149 (SSP/SP), enrolled with the Individual Taxpayers’ Registry of the Ministry of Finance (“CPF/MF”) under No. 006.561.978-11, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Jesuíno Arruda, No. 797, apartment 32, 3rd floor, Itaim Bibi (“WQF”);

(5)
GISELE MARA DE MORAES, Brazilian, single, entrepreneur, bearer of the Identity Card RG No. 15.649.944-7 (SSP/SP), enrolled with the CPF/MF under No. 151.913.678-12, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Dr. Alcides da Silveira Faro, 201 (“Gisele”);

(6)
BTG PACTUAL PRINCIPAL INVESTMENTS FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES, an equity investment fund, incorporated as a closed-end fund, enrolled with the CNPJ/MF under No. 11.938.926/0001-49, herein represented by its manager BTG Pactual Gestora de Recursos Ltda., a limited liability company, with headquarters in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, No. 3477, 14th floor (part), enrolled with the CNPJ/MF under No. 09.631.542/0001-37, herein represented in accordance with its articles of association (“FIP Principal”);

(7)
FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES TURQUESA, an equity investment fund, incorporated as a closed-end fund, enrolled with the CNPJ/MF under No. 15.321.021/0001-86, herein represented by its manager BTG Pactual Gestora de Recursos Ltda., above qualified, herein represented in accordance with its articles of association (“FIP Turquesa”);

(8)
IRON FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES, an equity investment fund, incorporated as a closed-end fund, enrolled with the CNPJ/MF under No. 16.608.784/0001-75, herein represented by its manager BTG Pactual Gestora de Recursos Ltda., above qualified, herein represented in accordance with its articles of association (“FIP Iron” and, jointly with FIP Principal, FIP Turquesa and FIP Iron, the “BTG”, and jointly with WQF and Gisele, the “Non-Angra Estre Shareholders”);

(9)	BOULEVARD ACQUISITION CORP II CAYMAN HOLDING COMPANY, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Newco”); and

(10)
BOULEVARD ACQUISITION CORP. II, a Delaware corporation, with headquarters in 399 Park Avenue, 6th Floor, city of New York, State of New York, 10022, represented herein by its undersigned legal representative (“Boulevard”, and each WQF, Gisele, BTG, Newco and Boulevard, and are herein referred as a “Intervening Party” or jointly as “Intervening Parties”).

WHEREAS:

(A)
Certain Non-Angra Estre Shareholders, Angra and Estre are party to the Acordo de Acionistas da Estre Ambiental S.A., dated as of September 30, 2011 (as amended restated or modified in accordance with its terms, the “Shareholders’ Agreement”);

(B)
The Shareholder`s Agreement grants Angra the right to cause Estre to purchase all of the Estre Shares held by Angra in exchange for payment of a price per share as provided herein (the “Put Option Right”);

(C)
On August 10th, 2017 the Board of Directors of Estre unanimously approved the execution of the BCA (as defined below) and other documents related to the BCA, and, subsequently on September 4th, 2017 and on December 6th, 2017 the Board of Directors of Estre held meetings and unanimously approved the Amended BCA;

(D)
Estre and Boulevard have entered into that certain Business Combination Agreement, dated as of August 15, 2017 and amended and restated on September 4th, 2017 and on December 7th, 2017 (the “Amended BCA”, provided that, for the avoidance of doubt: (i) references to “Exhibit C” of the Amended BCA refer to Exhibit C of the Amended BCA which is attached as Exhibit H hereto (“Exhibit C of the Amended BCA”); and (ii) additional amendments to the Amended BCA, including to Exhibit C of the Amended BCA shall not be considered included in the definition of “Amended BCA” or “Exhibit C of the Amended BCA” for the purposes of this Agreement except if expressly accepted in written by Angra, which shall not be unreasonably withheld, delayed or conditioned);

(E)
Exhibit C of the Amended BCA contemplates a series of steps associated with a reorganization of Estre and Estre shareholders which involves, among other things: (i) BR Holdco’s capital increase in Brazilian reais equivalent to the Boulevard Outstanding Balance (as defined in the Amended BCA), with subscription of all such BR Holdco’s new quotas by Newco; (ii) the issuance by Estre to BR Holdco of subscription warrants (bônus de subscrição) under article 75 et seq. of the Brazilian Corporations’ Law granting BR Holdco the right to subscribe new Estre Shares to be issued by Estre and subscribed and paid by BR Holdco with the amount in Brazilian reais equivalent to the Boulevard Outstanding Balance minus (a) the Deferred Underwriting Commissions, plus (b) the Estimated Closing Transaction Expenses (of Boulevard) (“Subscription Warrant” and “Capital Increase”, respectively); and (iii) the exchange of all shares of Estre held by certain Estre shareholders for Newco Shares (all the transactions described in the Amended BCA and the Cooperation Agreement, hereinafter the “Transaction”);

(F)
The Non-Angra Estre Shareholders, Angra, FIP Principal, FIP Turquesa, FIP Iron and, as intervening parties, Estre and Boulevard, have entered into that certain Cooperation Agreement, dated as of August 15, 2017 (as amended, restated or modified in accordance with its terms, the “Cooperation Agreement”), whereby the parties thereto, assumed the obligation to, among other provisions, preserve Angra’s Put Option Right at the Total Put Option Amount (as defined in accordance with Section 3.1 below);

(G)
The Shareholders’ Agreement establishes certain mechanisms applicable to the exercise of the Put Option Right by Angra (notably in Sections 3.3.5, 3.3.5.1, 3.3.5.2 and 3.3.5.3 of the Shareholders Agreement) which, in light of the specific circumstances of the Transaction, the Parties wish to detail and complement, as applicable, in accordance with the terms and provisions established herein; and

(H)	The Cooperation Agreement sets forth the right of Angra to adhere to the Transaction described in the BCA and the Cooperation Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties agree as follows:

1	Definitions

Capitalized terms, both in the singular and plural form, shall have the meanings ascribed to them in Exhibit A hereto.

2	Adhesion to the Transaction and Put Option Rights

2.1
Adhesion to the Transaction and Put Option Rights. Angra shall decide, by means of the delivery of a written notice to the other Parties until January 31, 2018 (“Angra’s Decision Date”) whether to: (a) maintain its Estre shares and have the right to exercise its Put Option Right according to Section 2.2 below, or (b) contribute all its Estre shares to Newco in exchange for Newco Shares according to Section 2.4 below.

2.1.1
If Angra fails to deliver a written notice with its decision according to Section 2.1 above until Angra’s Decision Date, such failure shall be understood as Angra’s decision to maintain Estre shares and the Roll Up Right (as defined below) shall terminate automatically upon such failure.

2.2
Put Option Right. Irrespectively of Angra’s shareholding in Estre after the Capital Increase, in case Angra decides until the Angra’s Decision Date to maintain its Estre shares and not to adhere to the Transaction described in the BCA, Angra shall have the right to exercise its Put Option Right in accordance with the provisions established below:

2.2.1
within 180 (one hundred and eighty) days following the effective payment (integralização) of the Capital Increase (“Angra’s Put Option Exercise Period”), Angra shall deliver a written notice to the other Parties, in form and substance of Exhibit B hereto (“Put Option Amount Notice”), informing: (i) the Base Put Option Amount as calculated in accordance with Section 3.1 below; (ii) the bank account into which the Total Put Option Amount shall be deposited;

(i)
If Angra fails to deliver a written notice until the end of Angra’s Put Option Exercise Period, such failure shall be understood as Angra’s decision not to exercise its Put Option Right, which shall terminate automatically upon such failure.

2.2.2
Within 10 (ten) Business Days following the receipt of the Put Option Amount Notice, Estre and BR Holdco shall deliver a joint notice to Angra, in form and substance equal to Exhibit C hereto (“Response Notice”), informing: (i) whether or not they agree with the calculation of the Base Put Option Amount pursuant to the Put Option Amount Notice, provided that, any notice informing a disagreement shall provide the reason of such disagreement, and (ii) if they agree with the number of Estre Shares held by Angra that will be transferred to Estre and the exact number of Estre Shares held by Angra that will be transferred to BR Holdco, if applicable, in accordance to Section 2.2.4(A) below.

2.2.3
In case Estre and BR Holdco do not agree with any of the calculations provided by Angra in the Put Option Amount Notice, the Parties shall negotiate in good faith a solution to such disagreement and, in case they cannot reach an agreement within 10 (ten) Business Days following the receipt of Response Notice, the dispute shall be solved pursuant to Section 8.2.

2.2.4
Within, whichever occurs last, (i) 30 (thirty) Business Days following Put Option Amount Notice or (ii) 10 (ten) Business Days following an agreement or decision regarding the calculation of the Base Put Option Amount and/or the total number of Estre Shares which will be subject to the Fiduciary Lien as provided in Section 2.2.3 above, as applicable (the date when the transfer of Estre Shares held by Angra pursuant to the Put Option effectively occurs, the “Put Option Closing Date”), Angra, Estre and BR Holdco shall meet at the Put Option Closing Location to execute and deliver all documentation and take all other actions necessary to effect and formalize: (A) the transfer of Angra Shares to Estre (or to BR Holdco in case Estre cannot, due to legal reasons, acquire and/or hold the Angra Shares); and (B) the Fiduciary Lien (as defined below).

2.2.5
Angra’s right to contribute all its Estre shares to Newco in exchange for Newco Shares pursuant to Section 2.3 below shall terminate on the date of exercise by Angra of the Put Option Right or on Angra’s Decision Date, whichever occurs first.

2.3
BR Holdco hereby irrevocably, absolutely and unconditionally agrees to, instead of Estre, acquire the Estre Shares held by Angra on the same terms and conditions established in this Agreement and to timely pay to Angra any amounts due under this Agreement, including the Total Put Option Amount, as provided in this Agreement, solely in case Estre cannot, due to legal reasons, acquire and/or hold such Estre Shares held by Angra.

2.4	Roll Up Right. In case Angra decides until the Angra’s Decision Date to contribute all its Estre shares to Newco in exchange for Newco Shares instead of exercising its Put Option Right:

2.4.1
Angra shall contribute all its Estre shares to Newco in exchange for Newco Shares, in accordance with the Cooperation Agreement and Exhibit C, and comply with all the obligations applicable to each Estre Shareholder pursuant to the Cooperation Agreement and Exhibit C, as applicable, including, without limitation, the execution by Angra of (a) the Forfeiture and Waiver Agreement, (b) the Registration Rights and Lock-Up Agreement, and (c) the Equity Compensation Agreement (“Roll Up Right”). Angra Put Option Right shall terminate on the date of exercise by Angra of the Roll Up Right.

2.4.2
Angra shall have the right, but not the obligation, to request Newco, acting on its own or through a financial institution elected by Newco (“Mandated Bank”), at its sole discretion to exert commercially reasonable efforts to sell through private transactions or in the stock market (Nasdaq), within 6 (six) months following the effective payment (integralização) of the Capital Increase (“Selling Period”) its Newco Shares received in exchange for its Estre’s shares, at any time following the effective receipt of its Newco Shares, informing the minimum price per share acceptable and the number of shares available for sale (“Sale Request”). Such sales shall be subject to the applicable Law, but not subject to contractual lock-up obligations and shall be performed at the sole discretion of Newco or the Mandated Bank, as applicable, based on their reading of market conditions. Upon the delivery of a Sale Request, Angra constitutes Newco or the Mandated Bank, as applicable, as its attorney with full power to perform any and all acts necessary to the sale of Newco Shares held by Angra and subject to the Sale Request.

(i)
Angra hereby commits to bear any and all costs and expenses incurred in connection with sale of Angra’s Newco Shares as provided in Section 2.4.2 above, including such costs and expenses payable to the Mandated Bank or an affiliate thereof mandated to effect the sale of Newco Shares.

2.4.3
If Newco or the Mandated Bank, as applicable, acting on behalf and by request of Angra upon a Sale Request, sells any number of Angra’s Newco Shares, as per Section 2.4.2 above, in one or more transactions, during the Selling Period, to any third party that is not a related party to Angra, Newco shall provide a written notice to Angra (“Shortfall Notice”), within 5 (five) Business Days following the end of the Selling Period, containing the calculation of the difference between the average price per Newco Share weighted by volume received by Angra in connection with the sale of Newco Shares during the Selling Period (“Selling Price”) and the Base Put Option Amount, calculated pursuant to and in accordance with the methodology set forth in Exhibit D, that would be applicable had Angra decided to exercise the Put Option Right for the sale of the same number of such Newco Shares (“Sale Price Shortfall”).

2.4.3.1. In case by the end of the Selling Period part or the totality of Angra’s Newco Shares that Angra has requested to be sold have not been sold by Newco or the Mandated Bank, as applicable, as provided herein (“Remaining Newco Shares”), Newco shall have the obligation to acquire the Remaining Newco Shares and Angra shall have the obligation to sell the Remaining Newco Shares for the price per share equal to the price per share of the Base Put Option Amount calculated pro rata and applicable mutatis mutandi to the Remaining Newco Shares (“Remaining Newco Shares Amount”) pursuant Section 2.5 below (“Acquisition of the Remaining Newco Shares”).

2.4.4
Within 10 (ten) Business Days following the receipt of the Shortfall Notice, Angra shall deliver a notice to Newco, informing whether or not Angra agrees with the calculation of the Sale Price Shortfall pursuant to the Shortfall Notice, provided that, any notice informing a disagreement shall provide the reason of such disagreement.

2.4.5
If Angra agrees with the calculation of the Sale Price Shortfall, Newco shall pay to Angra the amount equivalent to the Sale Price Shortfall, by wire transfer of immediately available funds to Angra to such account(s) as shall be designated by Angra on the notice set forth by Section 2.4.4 above, within 90 (ninety) Business Days following the date of the receipt of such notice (“Shortfall Protection”).

2.4.6
If Angra does not agree with the calculation of the Sale Price Shortfall provided by Newco, the Parties shall negotiate in good faith a solution to such disagreement and, in case they cannot reach an agreement within 10 (ten) Business Days following the receipt of the notice set forth by Section 2.4.4 above, the dispute shall be solved pursuant to Section 8.2.

2.4.7
For the avoidance of doubt, Newco’s obligation to pay the Shortfall Protection will only be applicable if the Selling Price (average price per Newco Share weighted by volume received by Angra in connection with the sale of Newco Shares during the Selling Period) received by Angra for the sale of Newco Shares during the Selling Period is less than the Base Put Option Amount per share. No amount of Shortfall Protection will be due by Newco if the Selling Price is equal or superior to the Base Put Option Amount per share.

2.5	Acquisition of the Remaining Newco Shares. For purposes of the Acquisition of the Remaining Newco Shares:

2.5.1
within 10 (ten) Business Days following the end of the Selling Period (“Remaining Newco Shares Period”), Angra shall deliver a written notice to the other Parties (“Remaining Newco Shares Notice”), informing: (i) the Remaining Newco Shares Amount as calculated in accordance with Section 3.2 below; and (ii) the bank account into which the Remaining Newco Shares Amount shall be deposited in a bank account indicated by Angra and which shall be located in the same jurisdiction where Newco is incorporated.

2.5.1.1. If Angra fails to deliver a written notice until the end of Remaining Newco Shares Period, such failure shall be understood as Angra’s decision not to sell its Remaining Newco Shares to Newco and Newco obligation to buy such shares shall terminate automatically upon such failure.

2.5.2
within 10 (ten) Business Days following the receipt of the Remaining Newco Shares Notice, Newco shall deliver notice to Angra (“Response Remaining Newco Shares Notice”), informing whether or not Newco agrees with the calculation of the Remaining Newco Shares Amount pursuant to the Remaining Newco Shares Notice, provided that, any notice informing a disagreement shall provide the reason of such disagreement.

2.5.3
In case Newco does not agree with any of the calculations provided by Angra in the Remaining Newco Shares Notice, the Parties shall negotiate in good faith a solution to such disagreement and, in case they cannot reach an agreement within 10 (ten) Business Days following the receipt of Response Remaining Newco Shares Notice, the dispute shall be solved pursuant to Section 8.2.

2.5.4
If Newco and Angra have agreed with the Remaining Newco Shares Amount, within (i) 30 (thirty) Business Days following the Selling Period or (ii) 10 (ten) Business Days following an agreement or decision regarding the calculation of the Remaining Newco Shares Amount (the date when the transfer of Newco Shares held by Angra pursuant to the Acquisition of the Remaining Newco Shares effectively occurs (“Remaining Newco Shares Closing Date”), Angra and Newco shall meet at the Put Option Closing Location to execute and deliver all documentation and take all other actions necessary to effect and formalize the transfer of the Remaining Newco Shares to Newco (or to BR Holdco or Estre in case Newco cannot, due to legal reasons, acquire and/or hold the Newco Shares).

3	Payment of Total Put Option Amount

3.1
Calculation of the Base Put Option Amount. For purposes of this Agreement, the amounts to the paid in connection with the exercise of the Put Option and transfer of the Angra Shares due to and in case of exercise of the Put Option shall be:

3.1.1
determined in Brazilian reais on the Capital Increase Payment Date (the “Put Option Date”), pursuant to and in accordance with the methodology set forth in Exhibit D hereto (“Base Put Option Amount”); and

3.1.2
adjusted, between the Put Option Closing Date and the date of receipt by Angra of any payments made pursuant to this Agreement, by the IPCA Rate plus interest in the amount of nine and one half percent (9.5%) applied pro rata die (the total amount of the Base Put Option Amount plus any amounts due in view of the adjustment provided under this Section 3.1.2 is referred to as “Total Put Option Amount”).

(i)
Term for Payment of the Base Put Option Amount. The Total Put Option Amount, if due, shall be paid in cash in Brazilian reais by wire transfer of immediately available funds to Angra within six (6) months of the respective Put Option Closing Date to such account(s) as shall be designated by Angra on the Put Option Amount Notice.

3.2
Calculation of the Remaining Newco Shares Amount. For purposes of this Agreement, the amounts to the paid in connection with the Acquisition of the Remaining Newco Shares shall be the Base Put Option Amount calculated pro rata and mutatis mutandi to the Remaining Newco Shares (“Total Remaining Newco Shares Amount”).

3.2.1
Term for Payment of the Remaining Newco Shares Amount. The Total Remaining Newco Shares Amount, if due, shall be paid in cash in US Dollars by Newco to Angra by wire transfer of immediately available funds to Angra within 6 (six) months following the Remaining Newco Shares Closing Date to such account(s) as shall be designated by Angra on the Remaining Newco Shares Notice and which shall be located in the same jurisdiction where Newco is incorporated.

4	Payment Obligations and Collateral

4.1
Fiduciary Lien over Estre Shares. BR Holdco hereby unconditionally and irrevocably undertakes to, on the Capital Increase Payment Date, execute and deliver the share fiduciary lien agreement in form and substance similar to the draft attached as Exhibit E hereto to, subject to the terms and conditions provided therein, create a legal, valid  and conditioned fiduciary lien (alienação fiduciária) over Estre Shares in an amount equivalent to one hundred and thirty percent (130%) of the Base Put Option Amount as a security to the timely payment of its payment obligations related to the Total Put Option Amount (the “Fiduciary Lien”).

4.1.1	BR Holdco hereby irrevocably and unconditionally agrees to, on the Capital Increase Payment Date:

(i)
execute and deliver the share fiduciary lien agreement (contrato de alienação fiduciária de ações) in form and substance similar to the draft attached as Exhibit E hereto. For the purposes of the Fiduciary Lien, the value per Estre Share shall be calculated in accordance with the formula established in Exhibit F hereto; and

(ii)	make the following annotation on the applicable pages of Estre’s Share Registry Book (Livro de Registro de Ações Nominativas):

“6.400.000 (seis milhões, quatrocentos mil) ações de emissão da companhia de titularidade da ROAD PARTICIPAÇÕES LTDA. foram, nesta data, outorgadas fiduciariamente em garantia à ANGRA INFRA MULTIESTRATÉGIA FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES em garantia do fiel e tempestivo cumprimento das obrigações estabelecidas no Contrato de Exercício Opção de Venda de Ações (Share Put Option Agreement) datado de 21 de dezembro de 2017”.

4.2
While the Fiduciary Lien is fully effective (in accordance with the terms and conditions provided therein) BR Holdco hereby unconditionally and irrevocably commits not to enter into any agreement, instrument, arrangement, commitment or similar creating any Lien over the Estre Shares subject to the Fiduciary Lien owned by BR Holdco (or any of sucessors or permitted assigness), except for the Instrumento Particular de Constituição de Alienação Fiduciária de Ações (“Banks Fiduciary Lien”) to secure the obligations under the Credit Instruments provided that the effectiveness of any rights and obligations under the Banks Fiduciary Lien relating to the Estre Shares subject to the Fiduciary Lien shall be subject to the full release of the Fiduciary Lien (as provided therein) and the timely fulfillment of the obligations provided therein (condição suspensiva under Section 125 of the Brazilian Civil Code).

5	Conditions Precedent and Termination

5.1
Except for the provisions established in Sections 5, 6, 7, 8 and 9, which are already effective as of the date of execution of this Agreement, the effectiveness of this Agreement is subject (condição suspensiva under Section 125 of the Brazilian Civil Code) to the closing of the transaction provided in the Amended BCA and subsequent effective payment (integralização) of the Capital Increase within 30 (thirty) days as from the issuance of the Subscription Warrant or until December 25, 2017, whichever occurs first, and in the amount provided in Section 6.1 and 6.2 hereto.

5.1.1
As from the date of execution of this Agreement, the provisions of the Shareholders’ Agreement regarding Angra Put Option Right shall not apply with regard to the issuance of the Subscription Warrant and the implementation and/or consummation of the Capital Increase as provided herein and in Exhibit C of the Amended BCA.

5.1.2	Notwithstanding the provisions of Section 5.1.1 above:

(i)
in case the Subscription Warrant is not issued and/or the Capital Increase is not implemented as provided in this Agreement and in Exhibit C of the Amended BCA, the Shareholders’ Agreement shall remain in full force and effect according to its terms and conditions and the provisions of Section 6.3 of this Agreement shall apply; and

(ii)
for the avoidance of doubt in case, during the term of this Agreement, any other facts arise or acts, transactions or similar are performed that have not been expressly provided in this Agreement or in Exhibit C of the Amended BCA that give rise to Angra’ Put Option Right as provided in the Shareholders’ Agreement, the provisions of the Shareholders’ Agreement shall continue to apply and Angra may freely exercise its rights under the Shareholders’ Agreement in relation to such facts, acts, transactions or similar as provided in the Shareholders’ Agreement.

5.2	This Agreement shall terminate upon the performance of all obligations established in this Agreement by the respective Parties as provided in this Agreement.

6	Other Covenants

6.1
Issuance of the Subscription Warrant. Each of the Parties (except for Estre) and the Intervening Parties then holding directly or indirectly shares issued by Estre hereby irrevocably agree to exercise their voting rights in Estre in order to approve the issuance of Subscription Warrants with at least the following terms and conditions, among other:

6.1.1
the Subscription Warrants shall remain valid until December 25, 2017, and, consequently, the Subscription Warrant and any and all rights contained therein shall be automatically terminated after such date (without any right for compensation or indemnification to BR Holdco);

6.1.2
the Subscription Warrant may be solely converted into new Estre Shares issued under the Capital Increase and upon conversion of the Subscription Warrant by BR Holdco the Estre Shares issued under the Capital Increase shall be subscribed and paid in on the same date by BR Holdco in Brazilian reais; and

6.1.3	the Subscription Warrant shall provide the right to BR Holdco to subscribe Estre Capital Increase as provided on Exhibit C of the Amended BCA and Section 6.2 below.

6.2	Capital Increase.

6.2.1	Each of the Parties (except for Estre) and the Intervening Parties then holding directly or indirectly shares issued by Estre hereby irrevocably expressly agrees:

(i)
to take action to ensure that the Capital Increase amount is equivalent in Reais to the Boulevard Outstanding Balance (as defined below) minus (i) the Deferred Underwriting Commissions, and (ii) the Estimated Closing Transaction Expenses (of Boulevard), by means of issuance of Estre New Shares. The Boulevard Outstanding Balance shall be equal to the sum of (a) the amount of cash held by Boulevard as of immediately prior to Closing, whether held in the Trust Account or on an unrestricted basis outside the Trust Account; it being understood that the amount in this item (a) shall include, without duplication, (x) the net cash proceeds received by Boulevard from the sale and issuance of Boulevard Common Stock between the signing of the Amended BCA and the Closing and (y) the net cash proceeds received by Newco from the sale and issuance of Newco Shares between the signing of the Amended BCA and the Closing (which, for these purposes, shall be deemed to be cash of Boulevard), minus (b) the payments made or to be made in respect of all Redemption Shares of the Redeeming Stockholders, plus (c) the Deferred Underwriting Commissions, plus (d) the Estimated Closing Transaction Expenses (of Boulevard) as such amount may be waived or amended by Boulevard and the Company pursuant to the Amended BCA (such amount the “Boulevard Outstanding Balance”). Defined Terms used in this Section (i) and not defined in this Agreement shall have the meaning provided in the Amended BCA;

(ii)	that the shares issued under the Capital Increase shall be issued, subscribed and paid in on the same date by BR Holdco in Brazilian reais; and

(iii)
that the issuance of Estre Shares due to the Capital Increase will result in the dilution of Angra shareholding in Estre and Angra’s rights provided by the Shareholders’ Agreement shall terminate in accordance to the terms and conditions set forth in the Shareholders’ Agreement.

6.2.2
Each of the Parties and the Intervening Parties then holding directly or indirectly shares issued by Estre hereby irrevocably expressly agrees to take action to ensure that the Capital Increase is effectively approved, subscribed and paid in until December 25, 2017, with allocation of part of the subscription price of the Estre Shares issued under the Capital Increase to Estre’s share capital reserve (reserva de capital) in an amount sufficient to allow Estre to pay the Total Put Option Amount (as provided in Article 244, §1st, Article 30, §1st B, Article 200, II, Article 13, §2nd of the Brazilian Corporation’s Law).

6.3
Reversion of the Capital Increase. In case, for any reason, the Capital Increase is not both subscribed and paid in until December 25, 2017, or within 30 (thirty) days following the approval of the issuance of Subscription Warrant by Estre to BR Holdco (“Capital Increase Payment Term”), whichever occurs first, the Subscription Warrant and all rights and obligations contained therein shall be considered automatically terminated and, in case the Subscription Warrant has already been converted and new Estre Shares under the Capital Increase have already been issued, but have not been both subscribed and/or paid in by BR Holdco until December 25, 2017, or within 30 (thirty) days following the approval of the issuance of Subscription Warrant, whichever occurs first, the Parties and the Intervening Parties then holding, directly or indirectly, shares issued by Estre, undertake to take all actions necessary (including exercising their voting rights at Estre, Newco and/or BR Holdco, and executing of minutes of shareholders’ and board of directors’ meetings, as applicable) to cancel the Subscription Warrant and/or revert any effects of the Capital Increase and, consequently, returning their respective shareholdings to the same percentages held by each of them at the moment immediately before the issuance of new Estre Shares under the Capital Increase.

6.4
Complementation of the Shareholders’ Agreement in relation to the matters provided herein. Subject to the provisions of Section 5 this Agreement details, complements and supersedes the Shareholders’ Agreement in relation to the matters provided herein and for the purposes of the Transaction.

7	Notices

7.1
Any warning, notice, request or communication regarding the present Agreement, as well as any communication involving the Parties, including those to provide or receive information, shall be forward by letter, electronic message, with proof of reception (in the last situation, such communications shall be confirmed through delivery of the original in the respective receiving Parties address as soon as possible), to the respective representatives, located in the addresses below:

7.2	If to Estre, to:

Estre Ambiental S.A.
Av. Juscelino Kubitschek, 1830, Tower I – 3rd floor
04543-900 São Paulo-SP
Attention: Sérgio Messias Pedreiro
Julio César de Sá Volotão
Email:sergio.pedreiro@estre.com.br
julio.volotao@estre.com.br

With a copy to (which does not constitute a notice):

Machado Meyer Sendacz e Opice Advogados
Avenida Brigadeiro Faria Lima, No. 3144, 11th floor, Itaim Bibi
01451-000 São Paulo-SP
Attention: Arthur B. Penteado and Renato Maggio
Facsimile: +55 (11) 3150-7071
Email: apenteado@machadomeyer.com.br
rmaggio@machadomeyer.com.br

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: Michael A. Civale
Facsimile: +1 (212) 735-2000
Email: michael.civale@skadden.com

7.3	If to Angra, to:

Angra Infra Multiestratégia Fundo de Investimento em Participações
A/C: Angra Infraestrutura Gestão de Informações e Investimentos Ltda.
Avenida Doutor Cardoso de Melo, No. 1,308, 6th Floor
04548-004 São Paulo-SP
Attention: Alberto Guth
Estevan Taguchi
Email: alberto.guth@angrapartners.com.br
estevan.taguchi@angrapartners.com.br

With a copy to (which does not constitute a notice):

Lefosse Advogados
Rua Iguatemi, 151, 14th floor
01451-011 São Paulo, SP
Attention: Luiz Octavio Lopes
Andre Ziccardi de Carvalho
Email: luiz.lopes@lefosse.com
andre.ziccardi@lefosse.com

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attention: Oliver C. Brahmst
Email: obrahmst@whitecase.com

7.4	If to the WQF and/or Gisele, to:

Estre Ambiental S.A.
Av. Juscelino Kubitschek, 1830, Tower I – 3rd floor
04543-900 São Paulo-SP
Attention: Wilson Quintella Filho
Facsimile: +55 (11) 3078-3355
Email: wilson@estre.com.br

7.5	If to FIP Principal, FIP Turquesa, and/or FIP IRON to:

BTG Pactual
Av. Brigadeiro Faria Lima, 3.477, 14th floor
04538-133 São Paulo - SP
Attention: Andrea di Sarno
  Gabriel F. Barretti
Facsimile: +55 (11) 3383-2001
Email: andrea.disarno@btgpactual.com
gabriel.barretti@btgpactual.com

7.6	If to BR Holdco, to:

ROAD PARTICIPAÇÕES LTDA.
Rua Fradique Coutinho, nº 1.267, Piso T, sala 7, Caixa V002
São Paulo – SP
CEP 05416-011
Attention: Marcelo Nastromagario

7.7	If to Newco, to:

Boulevard Acquisition Corp II Cayman Holding Company
PO Box 309, Ugland House, Grand Cayman, KY1-1104, Ilhas Cayman
Attention: David Phillips

With a copy to (which does not constitute a notice):

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: Michael A. Civale
Facsimile: +1 (212) 735-2000
Email: michael.civale@skadden.com

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Alan Annex
Facsimile:+1 (212) 801-6400
Email: annexa@gtlaw.com

7.8	If to Boulevard prior to the Transaction, to:

Boulevard Acquisition Corp. II
c/o Avenue Capital Group
399 Park Avenue, 6th Floor
New York NY 10022
Attention: Todd Greenbarg
Email: tgreenbarg@avenuecapital.com

With a copy to (which does not constitute a notice):

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Alan Annex
Facsimile: +1 (212) 801-6400
Email: annexa@gtlaw.com

or to each party at such other address or addresses as such party may from time to time designate in writing.

8	Governing Law and Dispute Resolution

8.1
Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Federative Republic of Brazil, without giving effect to any choice or conflict of law provision or rule that would cause the application of Laws of any jurisdiction other than those of the Federative Republic of Brazil.

8.2
Dispute Resolution. With exception for the controversies related to the payment obligation upon which are applicable, from the beginning, judicial execution process and those that could require, specific execution, all other disputes arising from or related to this Agreement and its exhibits, including, among others, those involving its validity, effectiveness, violation, interpretation, extinction and/or termination shall be resolved by arbitration pursuant to the provisions of the Brazilian Arbitration Law, through the following conditions.

8.2.1
The dispute shall be submitted to the Arbitration Chamber of the Brazil-Canada Chamber of Commerce (“Arbitral Center”) in accordance with its rules (“Rules”), in force in date of request of installation of the arbitration proceeding. The arbitration shall be conducted in Portuguese language. The Parties and Intervening Parties agree that, in case the Rules contain any omission, the provisions of the Brazilian Arbitration Law and the Brazilian Code of Civil Procedure will be applicable, in this order.

8.2.2
The Arbitration will be held at the City of Sao Paulo, State of Sao Paulo, Brazil, where the arbitral decision shall be imposed, being forbidden to the arbitrator to decide by equity. The Parties and Intervening Parties agree to endeavor commercially reasonable efforts to achieve a fast, less costly and fair solution to any conflict.

8.2.3
The arbitral tribunal (“Arbitral Tribunal”) will be composed by three (3) arbitrators, being one (1) requested by the claimant and the other one (1) by the respondent. The arbitrators indicated by the Parties or Intervening Parties, will indicate the third one who will act as the chairman of the Arbitral Tribunal. In case any of the Parties or Intervening Parties does not indicate its arbitrator and/or the other two (2) arbitrators indicated by the Parties does not indicate the third arbitrator, during the period of thirty (30) days counting from the date set forth for such measure by the Rules, the chairman of the Arbitration Center will be in charge of indicating the third arbitrator, in accordance with the Rules.

8.2.4
The Parties and Intervening Parties agree that the Party or Intervening Party upon which an unfavorable decision is imposed shall pay the fees and expenses with the arbitrators and the Arbitration Center, unless if otherwise defined in the arbitral decision. The Parties and Intervening Parties will be responsible for the fees and expenses of their own lawyers.

8.2.5
Each Party and Intervening Party remains with its right to file with the competent court the judicial measures for purposes of obtaining precautionary approval to protect or safeguard preparatory rights prior to the installation of the Arbitral Tribunal, without being interpreted as a waiver to the arbitration. For the exercise of such jurisdictional relief, the Parties and Intervening Parties elect the courts of the City of Sao Paulo, State of Sao Paulo, with express waiver to any other, however privileged it may be.

8.2.6
According to Article 516 of the Brazilian Code of Civil Procedure, the execution of the judicial decision shall be in the city where the arbitration took place (City of Sao Paulo, State of São Paulo, pursuant to Section 8.2.2 above). The creditor may choose to start the execution at the place where the assets subject to expropriation are located, the current domicile of the debtor or the court of the place where the obligation shall be complied by the debtor.

8.2.7
The Arbitral Tribunal shall impose its decision in the City of Sao Paulo, State of Sao Paulo, Brazil, within six (6) months counting from the beginning of the arbitration. This term may be postponed for six (6) months by the Arbitral Tribunal, if duly justified. The Parties shall keep confidential all information related to the arbitration.

8.2.8
The arbitration award will be final and bind the Parties and Intervening Parties. The Parties and Intervening Parties agree not to submit any dispute to a judicial or arbitration procedure different from the terms provided herein.

9	Miscellaneous

9.1
Entire Agreement and No Limitation. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the Put Option Right, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including, without limitation, the provisions of the Cooperation Agreement and the Shareholder’s Agreement about Angra Put Option. Except as expressly provided in the preceding sentence, the Cooperation Agreement and/or any other document entered into by any of the Parties and/or Intervening Parties (including any waiver, corporate act and/or approval) shall remain in full force and effect.

9.2
Compliance with the provisions of this Agreement. Estre shall not record, consent, observe, comply with or ratify any vote or approval of the any shareholders of Estre that violates the provisions of this Agreement.

9.3
Filing of this Agreement in Estre headquarters. On the date of execution of this Agreement, the Parties undertake to file a copy of this Agreement in Estre’s headquarter for the purposes of Section 118 of the Brazilian Corporations’ Law and Estre undertakes to preserve at all times a copy of this Agreement filed in its headquarters until the termination of this Agreement.

9.4
Successors and Assignees. The validity and effectiveness of any transfer of Estre Shares by any of the Parties prior to the payment of the Base Put Option Amount shall be subject to the execution of a joinder letter to this Agreement by the transferee (which transferee shall agree to be bound by all of the terms and provisions to this Agreement), effective as of the date such transferee acquires Estre Shares, in form and substance of Exhibit G hereto (“Joinder Agreement”).

9.4.1
In case any Party or Intervening Party (a “Transferor”) decides to transfer its Estre Shares to a Third Party (“Transferee”), the Transferor shall remain bound by the terms and conditions of this Agreement for the timely performance of the obligations that originally bound the Transferor until the Transferee executes and delivers the Joinder Agreement, when the Transferor shall cease to have any obligations related to this Agreement.

9.4.2
For the avoidance of doubt, any action taken pursuant to this Section 9.34 shall not affect and shall be deemed in addition to the obligations set forth in Estre Shareholders’ Agreement for the transfer of Estre Shares and shall not, in any way, be interpreted as limiting or modifying the obligations established in Estre Shareholders’ Agreement.

9.5	Irreversibility, Irrevocability and Binding Force. This Agreement is irrevocably and irreversibly executed by the Parties, binding upon the Parties, their heirs and successors and permitted assignees.

9.6	Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

9.7
Amendment and Modification and no Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by all Parties and Intervening Parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.8
Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.9
Specific Performance of Obligations. The Parties establish, for all purposes of law, that this Agreement is an extrajudicial enforcement instrument (título executivo extrajudicial) under article 784, subparagraph III of the Brazilian Civil Procedure Code and that this Agreement allows for specific performance of the obligations assumed herein, in execution proceedings, when available under the Brazilian Civil Procedure Code or in arbitration (as provided in Section 8.2 above), without prejudice to any Party’s power to pursue indemnification in arbitration, alternatively or cumulatively to the specific performance of the relevant obligations.

9.10
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

9.11
Intervening Parties. Each of the Intervening Parties hereby expressly acknowledge and represent, irrevocably and irreversibly, for all legal purposes, that: (i) each Intervening Party has knowledge of the entire content of this Agreement; and (ii) each Party consents with the terms and conditions of this Agreement. For the avoidance of doubt, none of the Intervening Parties shall have any obligation under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Share Put Option Agreement on the date first written above.

São Paulo, December 21th, 2017.

[remainder of the page has been intentionally left blank; signature page follows]

 [Signature page of the Share Put Option Agreement entered as of the date set forth above]

WILSON QUINTELLA FILHO

By:	/s/ Wilson Quintella Filho
Name:	Wilson Quintella Filho
Title:

[Signature page of the Share Put Option Agreement entered as of the date set forth above]

GISELE MARA DE MORAES

By:	/s/ Gisele Mara De Moraes
Name:	Gisele Mara De Moraes
Title:

 [Signature page of the Share Put Option Agreement entered as of the date set forth above]

BTG PACTUAL PRINCIPAL INVESTMENTS FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES

By:	/s/ Gabriel Fernando Barretti
Name:	Gabriel Fernando Barretti
Title:	Procurador

[Signature page of the Share Put Option Agreement entered as of the date set forth above]

FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES TURQUESA

By:	/s/ Gabriel Fernando Barretti
Name:	Gabriel Fernando Barretti
Title:	Procurador

[Signature page of the Share Put Option Agreement entered as of the date set forth above]

IRON FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES

By:	/s/ Gabriel Fernando Barretti
Name:	Gabriel Fernando Barretti
Title:	Procurador

[Signature page of the Share Put Option Agreement entered as of the date set forth above]

ROAD PARTICIPAÇÕES LTDA.

By:	/s/ Marcelo Nastromagario
Name:	Marcelo Nastromagario
Title:

[Signature page of the Share Put Option Agreement entered as of the date set forth above]

ANGRA INFRA MULTIESTRATÉGIA FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES

By:	/s/ Alberto Ribeiro Guth
Name:	Alberto Ribeiro Guth
Title:

By:	/s/ Estevan Taguchi
Name:	Estevan Taguchi
Title:

[Signature page of the Share Put Option Agreement entered as of the date set forth above]

ESTRE AMBIENTAL S.A.

By:	/s/ Sérgio Messias Pedreiro
Name:	Sérgio Messias Pedreiro
Title:	President

By:	/s/ Júlio César de Sá Volotão
Name:	Júlio César de Sá Volotão
Title:

[Signature page of the Share Put Option Agreement entered as of the date set forth above]

BOULEVARD ACQUISITION CORP. II

By:	/s/ Stephen Trevor
Name:	Stephen Trevor
Title:

[Signature page of the Share Put Option Agreement entered as of the date set forth above]

BOULEVARD ACQUISITION CORP. II CAYMAN HOLDING COMPANY

By:	/s/ David Phillips
Name:	David Phillips
Title:

[Signature page of the Share Put Option Agreement entered as of the date set forth above]

WITNESSES

By:	/s/ Vera Lucia S Lessa S Tello
Name:	Vera Lucia S Lessa S Tello
ID:	7746354

WITNESSES

By:	/s/ Adelita Candido de Almeida
Name:	Adelita Candido de Almeida
ID:	RG: 255.710.37-9
CPF: 200.859.518-89

Exhibit A
Definitions

“Acquisition of the Remaining Newco Shares”	has the meaning ascribed thereto in Section 2.4.3.1 of this Agreement.
“Agreement”	has the meaning ascribed thereto in the preamble of this Agreement.
“Amended BCA”	has the meaning ascribed thereto in Whereas (D) of this Agreement.
“Angra Shares”	means all the shares issued by Estre and held by Angra.
“Angra’s Decision Date”	has the meaning ascribed thereto in Section 2.1 of this Agreement.
“Angra’s Put Option Exercise Period”	has the meaning ascribed thereto in Section 2.2.1 of this Agreement.
“Angra”	has the meaning ascribed thereto in the preamble of this Agreement.
“Arbitral Center”	has the meaning ascribed thereto in Section 8.2.1 of this Agreement.
“Arbitral Tribunal”	has the meaning ascribed thereto in Section 8.2.3 of this Agreement.
“Banks Fiduciary Lien”	has the meaning ascribed thereto in Section 4.2 of this Agreement.
“Base Put Option Amount”	has the meaning ascribed thereto in Exhibit D of this Agreement.
“Boulevard Outstanding Balance”	has the meaning ascribed thereto in Section 6.2.1(i) of this Agreement.
“Boulevard Sponsors Market Value”	has the meaning ascribed thereto in Exhibit F of this Agreement.
“Boulevard”	has the meaning ascribed thereto in the preamble of this Agreement.
“BR Holdco”	has the meaning ascribed thereto in the preamble of this Agreement.
“Brazilian Civil Code”	means the Brazilian Federal Law No. 10,406, of January 10, 2002, as amended from time to time.
“Brazilian Civil Procedure Code”	means Brazilian law No. 13,105 of 16 March 2015, as amended from time to time.

“Brazilian Corporations’ Law”	means Brazilian law No. 6,404 of 15 December 1976, as amended from time to time.
“Brazilian Guarantor”	means Estre and BR Holdco.
“BTG”	has the meaning ascribed thereto in the preamble of this Agreement.
“Business Day”	means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the City of São Paulo.
“Capital Increase Payment Date”	means the date of payment (integralização) of Estre Shares by BR Holdco under the Capital Increase.
“Capital Increase Payment Term”	has the meaning ascribed thereto in Section 6.3 of this Agreement.
“Capital Increase”	means the capital increase with the issuance of new Estre Shares as established in Steps 3 and 9 of Exhibit C of the Amended BCA.
“Credit Instruments”
means the “Décimo Aditamento ao Instrumento Particular de Escritura da Primeira Emissão Pública de Debêntures Simples, Não Conversíveis em Ações, em Série Única, da Espécie Quirografária, com Garantias Adicionais Reais e Garantia Adicional Fidejussória, para Distribuição Pública com Esforços Restritos de Colocação, da Estre Ambiental S.A.”, the “Décimo Aditamento ao Instrumento Particular de Escritura da Segunda Emissão Pública de Debêntures Simples, Não Conversíveis em Ações, em Série Única, da Espécie Quirografária, com Garantias Adicionais Reais e Garantia Adicional Fidejussória, para Distribuição Pública com Esforços Restritos de Colocação, da Estre Ambiental S.A and “Instrumento Particular de Confissão de Dívida Sob Condição Suspensiva Nº CD7/17”, firmado em 13 de junho de 2017”.

“CNPJ/MF”	has the meaning ascribed thereto in the preamble of this Agreement.
“Cooperation Agreement”	has the meaning ascribed thereto in Whereas (F) of this Agreement.
“CPF/MF”	has the meaning ascribed thereto in the preamble of this Agreement.
“Estre Equity Value”	has the meaning ascribed thereto in Exhibit F of this Agreement.

“Estre Shares Post Capital Increase”	has the meaning ascribed thereto in Exhibit F of this Agreement.
“Estre Shares”	means any shares issued by Estre.
“Estre”	has the meaning ascribed thereto in the preamble of this Agreement.
“Exhibit C of the Amended BCA”	has the meaning ascribed thereto in Whereas (D) of this Agreement.
“Fiduciary Lien”	has the meaning ascribed thereto in Section 4.1 of this Agreement.
“FIP Iron	has the meaning ascribed thereto in the preamble of this Agreement.
“FIP Principal”	has the meaning ascribed thereto in the preamble of this Agreement.
“FIP Turquesa”	has the meaning ascribed thereto in the preamble of this Agreement.
“Gisele”	has the meaning ascribed thereto in the preamble of this Agreement.
“IPCA Rate”
means the Índice Nacional de Preços ao Consumidor Amplo - IPCA, published by the Brazilian Institute of Geography and Statistics (IBGE); or, in its absence, the Índice Geral de Preços – Mercado, published by Fundação Getúlio Vargas; or, in the absence of both, another index chosen by mutual agreement among the parties hereto.

“Intervening Party” or “Intervening Parties”	has the meaning ascribed thereto in the preamble of this Agreement.
“Joinder Agreement”	has the meaning ascribed thereto in Section 9.3 of this Agreement.
“Law”
means any statute, law (including common law), ordinance, rule, regulation, code or order, in each case, enacted, issued, adopted or promulgated by any domestic or foreign court, arbitral tribunal (public or private), administrative agency or commission or other governmental or regulatory or quasi-regulatory agency or authority or any securities exchange.

“Lien”
means any claim, encumbrance, security interest, personal guarantees, mortgage, pledge, chattel mortgage, attachment, guarantee, sequestration, charge, voting trust, expropriation order of a Governmental Authority or expropriation intention notice of a Governmental Authority, restriction, easement, usufruct, doubt, charge, fee, bond, option, power of sale, hypothecation, retention of title, lease, sublease, usufruct, usurpation, easement, disposal, restriction on sale (including right of first refusal) and any other right, claim, restriction or limitation of any nature that may affect free and full ownership of the relevant asset or which may create obstacles to their disposal, at any time.

“Mandated Bank”	has the meaning ascribed thereto in Section 2.4.2 of this Agreement.
“Merger-Sub”	means the BII Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Newco.
“Newco Market Value Post Capital Increase”	has the meaning ascribed thereto in Exhibit F of this Agreement.
“Newco Pro Forma Capital Increase”	has the meaning ascribed thereto in Exhibit F of this Agreement.
“Newco Shares”	means the ordinary shares of Newco, par value $0.0001 per share.
“Newco”	has the meaning ascribed thereto in the preamble of this Agreement.
“Non-Angra Estre Shareholders”	has the meaning ascribed thereto in the preamble of this Agreement.
“Parties”	has the meaning ascribed thereto in the preamble of this Agreement.
“Party”	has the meaning ascribed thereto in the preamble of this Agreement.
“Person”
means any natural person, firm, limited liability company, general or limited partnership, association, corporation, unincorporated organization, company, joint venture, trust, governmental authority or other entity.

“Pre-Capital Increase Estre Shares”	has the meaning ascribed thereto in Exhibit F of this Agreement.
“Put Option Amount Guarantee”	has the meaning ascribed thereto in Exhibit F of this Agreement.
“Put Option Amount Notice”	has the meaning ascribed thereto in Section 2.2.1 of this Agreement.

“Put Option Closing Date”	has the meaning ascribed thereto in Section 2.2.4 of this Agreement.
“Put Option Closing Location”	means the office of Lefosse Advogados, located at Rua Tabapuã, nº 1227, 14º andar, in the City of São Paulo, State of São Paulo, Federative Republic of Brazil.
“Put Option Date”	has the meaning ascribed thereto in Section 3.1.1 of this Agreement.
“Put Option Right”	has the meaning ascribed thereto in Whereas (A) of this Agreement.
“Remaining Newco Shares”	has the meaning ascribed thereto in Section 2.4.3.1 of this Agreement.
“Remaining Newco Shares Amount”	has the meaning ascribed thereto in Section 2.4.3.1 of this Agreement.
“Remaining Newco Shares Closing Date”	has the meaning ascribed thereto in Section 2.5.4 of this Agreement.
“Remaining Newco Shares Notice”	has the meaning ascribed thereto in Section 2.5.1 of this Agreement.
“Remaining Newco Shares Period”	has the meaning ascribed thereto in Section 2.5.1 of this Agreement.
“Response Notice”	has the meaning ascribed thereto in Section 2.2.2 of this Agreement.
“Response Remaining Newco Shares Notice”	has the meaning ascribed thereto in Section 2.5.2 of this Agreement.
“Roll Up Right”	has the meaning ascribed thereto in Section 2.4.1 of this Agreement.
“Rules”	has the meaning ascribed thereto in Section 8.2.1 of this Agreement.
“Sale Price Shortfall”	has the meaning ascribed thereto in Section 2.4.3 of this Agreement.
“Sale Request”	has the meaning ascribed thereto in Section 2.4.2 of this Agreement.
“São Paulo”	means the City of São Paulo in the State of São Paulo, Federative Republic of Brazil.

“Selling Period”	has the meaning ascribed thereto in Section 2.4.2 of this Agreement.
“Selling Price”	has the meaning ascribed thereto in Section 2.4.3 of this Agreement.
“Shareholders’ Agreement”	has the meaning ascribed thereto in Whereas (A) of this Agreement.
“Shortfall Notice”	has the meaning ascribed thereto in Section 2.4.3 of this Agreement.
“Shortfall Protection”	has the meaning ascribed thereto in Section 2.4.5 of this Agreement.
“Subscription Warrant”	has the meaning ascribed thereto in Whereas (A) of this Agreement.
“Third Party”	means any legal entity or individual, except for the Parties and Intervening Parties.
“Total Estre Shares”	has the meaning ascribed thereto in Exhibit F of this Agreement.
“Total Put Option Amount”	has the meaning ascribed thereto in Section 3.1.2 of this Agreement.
“Total Remaining Newco Shares Amount”	has the meaning ascribed thereto in Section 3.2 of this Agreement.
“Transferee”	has the meaning ascribed thereto in Section 9.4.1 of this Agreement.
“Transferor”	has the meaning ascribed thereto in Section 9.4.1 of this Agreement.
“Transaction”	has the meaning ascribed thereto in Whereas (E) of this Agreement.
“WQF”	has the meaning ascribed thereto in the preamble of this Agreement.